EXHIBIT 10.2
                              ------------

                       PURCHASE AND SALE AGREEMENT
                                   AND
                           ESCROW INSTRUCTIONS

TO:  Commerce Escrow Company
     1545 Wilshire Boulevard
     Suite 600
     Los Angeles, CA  90017

     Re:  Escrow No. 96-24820

Gentlemen:

          1.   Establishment of Escrow. G.A. MAC DONALD CONSTRUCTION
CO. INC., a California corporation (hereinafter referred to as "Mac Donald Construction") and JEAN A. MAC DONALD and SCOTT A. MAC DONALD, as Trustees Under the Will of Gordon A. Mac Donald, Deceased (hereinafter referred to as the "Trust") (and Mac Donald Construction and the Trust herein collectively referred to as "Seller"), as the seller herein, and SIMPSON MANUFACTURING CO., INC., a California corporation (hereinafter referred to as "Buyer"), as the buyer herein, hereby establish the above-referenced escrow (hereinafter, the "Escrow"). You are hereby instructed to hold in the Escrow the documents and funds to be delivered to you under these Escrow Instructions, and to deliver said documents and funds from the Escrow, in the manner and at the time hereinafter indicated, pursuant to your standard escrow service. However, notwithstanding the preceding provisions of this paragraph, the Escrow shall be deemed established, and this Purchase and Sale Agreement and Escrow Instructions (hereinafter referred to as "these Escrow Instructions"), including the contract of purchase and sale between the parties embodied herein, as described in Paragraph 2, shall become effective, upon, and only upon, the delivery to you of these Escrow Instructions, in the form of a single fully- executed original hereof, or counterparts hereof, executed by the respective parties. The date upon which these Escrow Instructions, in the condition described in the preceding sentence, are delivered to you, or delivery thereof to you is completed, is hereinafter referred to as "the Escrow Opening Date."
Upon the occurrence of the Escrow Opening Date, you shall promptly notify the parties in writing thereof. In the event that these Escrow Instructions are delivered to you in counterparts and the Escrow Opening Date does not occur within three (3) business days after either party first delivers to you such party's executed counterpart hereof, then you shall immediately notify the parties thereof and, upon written demand made in writing to you before the occurrence of the Escrow Opening Date by any party who shall theretofore have delivered to you such party's executed counterpart hereof, you shall deliver such party's executed counterpart hereof back to such party and this transaction shall thereupon be deemed terminated, with no further liability to either party.

          2. Contract of Purchase and Sale Embodied Herein. As matters with which you shall not be concerned, the parties hereto hereby agree that (a) these Escrow Instructions shall also constitute a legally binding contract of purchase and sale between Seller and Buyer with respect to the property and other matters covered hereby, and (b) these Escrow Instructions shall be read and construed as an integration of the parties' entire agreement and understanding with respect to the subject matter hereof, all prior and contemporaneous oral agreements, understandings and representations and prior written agreements, understandings and representations between the parties and/or their respective representatives relating to such subject matter being hereby declared to be superseded and of no further force or effect.

          3. Property to be Sold and Purchased. Seller hereby agrees to sell to Buyer, and Buyer hereby agrees to purchase from Seller, upon the terms and conditions set forth herein, all of that certain real property located at 1545 Moonstone, Brea, California, and more particularly described in Exhibit A attached hereto, together with all improvements, fixtures and appurtenances thereon or constituting a part thereof. The aforesaid real property, improvements, fixtures and appurtenances are hereinafter referred to collectively as "the Subject Property".

          4. Amount and Form of Purchase Price. The purchase price for the Subject Property (hereinafter, "the Purchase Price") shall be One Million Eight Hundred Twenty-Five Thousand Dollars ($1,825,000.00). The Purchase Price shall be paid as follows:

               (a) Deposit. A deposit toward the Purchase Price in the amount of Ten Thousand Dollars ($10,000.00) (hereinafter, "the Deposit") shall be delivered to Escrow by Buyer in the form of a personal check simultaneously with Buyer's delivery to you of an original or counterpart of these Escrow Instructions signed by Buyer. Notwithstanding anything else herein, in the event that, for any reason, said check is not honored when presented for payment, then (provided that these Escrow Instructions shall first have become effective pursuant to the provisions of Paragraph 1) Buyer shall be deemed in default hereunder, and Seller, without limitation of any other rights or remedies Seller may have hereunder or under law by reason of such default, shall have the right, at Seller's election, by written notice to Buyer and you, to forthwith terminate the Escrow and the contract of purchase and sale embodied in these Escrow Instructions.

               (b) Balance of Purchase Price. On or before the Closing Date, as hereinafter defined, Buyer shall deliver into Escrow Buyer's cash funds in the amount of One Million Eight Hundred Fifteen Thousand Dollars ($1,815,000.00). Buyer shall also deliver into Escrow on or before the Closing Date, such additional cash funds as may be necessary to pay Buyer's share of the closing costs and escrow prorations provided for herein.

          5. Deposit of Deed; Condition of Title. On or before the Closing Date, Seller shall deposit into the Escrow Seller's properly executed and acknowledged grant deed or grant deeds (hereinafter in either case, "the Grant Deed") conveying the Subject Property in fee simple to Buyer (or to Buyer's nominee, if Buyer shall designate such a nominee to Seller and you in writing prior to the close of Escrow).
IT IS THE INTENT OF THE PARTIES THAT, NOTWITHSTANDING SELLER'S USE OF A GRANT DEED TO CONVEY THE SUBJECT PROPERTY TO BUYER HEREUNDER, SELLER SHALL MAKE NO REPRESENTATIONS OR WARRANTIES TO BUYER WITH RESPECT TO THE CONDITION OF TITLE TO THE SUBJECT PROPERTY, IT BEING AGREED THAT THE BUYER SHALL RELY SOLELY UPON THE POLICY OF TITLE INSURANCE PROVIDED FOR BELOW AS TO ANY TITLE ASSURANCES BUYER MAY REQUIRE.

          6.   Preliminary Title Report.

               (a) Delivery of Title Report to Buyer. As soon as practicable after the Escrow Opening Date, you shall cause Chicago Title Company (the "Title Company") to issue and deliver to Buyer and Seller a current preliminary title report covering the Subject Property, together with copies of all instruments and documents of record that are listed as exceptions therein, said preliminary title report and the copies of said instruments and documents being hereinafter referred to collectively as "the Title Report".

               (b) Buyer's Right to Approve Title Report: Buyer shall have ten (10) calendar days from receipt of the Title Report to review and approve the same. If Buyer disapproves of any item disclosed in the Title Report, Buyer must notify you and Seller in writing of that item and the nature of Buyer's objection within said 10-day period. If Buyer fails to give you and Seller such written notice of disapproval within said 10-day period, Buyer shall be deemed to have disapproved the Title Report and every item disclosed therein. Notwithstanding any of the foregoing, Buyer shall not have the right to disapprove any exception to title set forth in the Title Report to the extent that such exception constitutes a lien for applicable current, non-delinquent property taxes and assessments.

               (c) Seller's Right to Cure Objections. If Buyer shall disapprove of any item disclosed in the Title Report, in the manner and within the time provided for in the preceding subparagraph (b), then, for a period of ten (10) days after Buyer gives you and Seller notice of such disapproval, Seller shall have the right to elect to cure such disapproved item prior to the close of Escrow, or to elect not to cure such disapproved item. Notice of Seller's election in this regard shall be given to you and Buyer in writing within the aforesaid 10-day period. Failure of Seller to give such notice within said period shall constitute an election not to cure. If Seller shall elect to cure a disapproved item as aforesaid, then Seller shall be obligated to cure the same prior to the close of Escrow, and the Closing Date shall be extended for such period of time, not exceeding thirty (30) business days, as Seller may reasonably require in order to effect such cure. If Seller shall elect not to cure a disapproved item, then, for a period of ten (10) days after Seller's written notice to Buyer of Seller's election not to cure (or the expiration of Seller's election period, if Seller fails to give such notice), Buyer shall have the right to either waive Buyer's objection or terminate this transaction. Notice of Buyer's election in this regard shall be given to you and Seller in writing within said 10-day period. Failure of Buyer to give such notice within said period shall constitute an election by Buyer to terminate this transaction. If Buyer elects to terminate this transaction, the Escrow shall terminate without further liability on the part of either party (except that Buyer's obligations under Paragraph 8(c) shall survive such termination), all documents and moneys deposited therein by either party shall be returned to such party, and Buyer and Seller shall pay equally any escrow cancellation charges for escrow work done to the date of termination.

               (d) Approved Title Report. As hereinafter used, the term, "Approved Title Report" shall be deemed to mean the Title Report, as approved by Buyer pursuant to subparagraph (b) of this paragraph, or, if Buyer shall disapprove of any item disclosed in the Title Report pursuant to the provisions of subparagraph (b) of this paragraph and Seller shall elect to cure such disapproved item pursuant to the provisions of subparagraph (c) of this paragraph, then the term "Approved Title Report" shall be deemed to refer to the Title Report after amendment of same to reflect Seller's curing of such disapproved item.

          7. Title Insurance Policy. In connection with the closing of Escrow, you shall cause the Title Company to issue and furnish to the grantee(s) under the Grant Deed a CLTA standard coverage form policy of title insurance, with liability in the amount of the Purchase Price, insuring said grantee(s)' fee title to the Subject Property, subject only to:

               (a)  All exceptions disclosed in the Approved Title
Report;

               (b) The lien for applicable property taxes and assessments that are current and non-delinquent as of the Closing Date;

               (c) Any matters arising of record after the date of the Title Report by reason of any act or omission of Buyer or any agent, employee, contractor or other representative of Buyer, which matters are still of record as of the Closing Date; and

               (d) Such printed exceptions and exclusions from coverage as are usually contained in the aforesaid form policy of title insurance.

Notwithstanding the foregoing, Buyer, at Buyer's election, may require that the policy of title insurance to be issued pursuant to this paragraph be an ALTA extended coverage policy and/or contain such endorsements as Buyer may deem necessary or desirable, provided that Buyer shall pay for and furnish any survey of the Subject Property that may be required in order for such ALTA policy or such endorsements to be issued, and provided further that Buyer's requirement of such ALTA policy and/or such endorsements shall be deemed waived to the extent that such requirement would prevent or delay the timely closing of this transaction as otherwise provided for herein and Buyer would otherwise be required to proceed with the closing of this transaction were it not for such requirement. Except as otherwise provided for below, your agreement to cause the Title Company to issue the policy of title insurance required hereby subject only to the exceptions referenced above in this paragraph shall be a condition precedent to Buyer's obligation to proceed with the closing of this transaction. Subject to the provisions of Paragraphs 5 and 6, each party hereto hereby agrees to deliver to you, in timely fashion, any funds and/or recordable documents and other instruments needed by you from such party in order to enable the Title Company to issue the aforesaid policy of title insurance, subject only to the exceptions referenced above in this paragraph, and you are authorized to pay, from your own funds and/or any funds deposited with you hereunder, any unpaid taxes, assessments, costs, charges, liens and other items necessary to be paid in order to enable the Title Company to issue such policy of title insurance. The amount of any item so paid by you should be debited or credited, as may be appropriate, to the escrow accounts of the appropriate parties. In the event that, as of the Closing Date (as determined without regard to this paragraph), the Title Company is unable to furnish the policy of title insurance provided for above, then, unless Buyer, in Buyer's sole discretion, shall waive the requirement of such policy of title insurance in writing, Seller may, at Seller's sole option, elect, by so notifying you and Buyer on or before the Closing Date (as determined without regard to this paragraph), to either (w) attempt to take such steps, if any, as may be required to enable the Title Company to issue said policy of title insurance, or as may be required to procure said policy of title insurance from another reputable title insurance company qualified to issue title insurance in California, or (x) propose to terminate this transaction without further liability to either party.
If Seller fails to elect either of the aforesaid options by so notifying you and Buyer as aforesaid, Seller shall be deemed to have elected option (x). If Seller elects option (w), the Escrow shall be extended for such period of time, not exceeding fifteen (15) business days, as Seller may require to pursue such option. If Seller elects option (w), but is unsuccessful in causing the aforesaid policy of title insurance to be issued within the aforesaid 15-business-day period, or if Seller elects option (x), then, in either such case, for a period of ten (10) business days after Seller's written notice to Buyer of Seller's election (or the expiration of Seller's election period, if Seller fails to give such notice), Buyer may, at Buyer's sole option, elect, by so notifying you and Seller, to either (y) attempt to take such steps, if any, as Buyer may be able to take to enable the Title Company to issue said policy of title insurance, or as may be required to procure said policy of title insurance from another title insurance company, or (z) accept Seller's proposal to terminate this transaction without further liability to either party. Notice of Buyer's election in this regard shall be given to you and Seller in writing within said 10-business-day period. Failure of Buyer to give such notice within said period shall constitute an election by Buyer to accept Seller's proposal to terminate this transaction. If Buyer elects option (y), the Escrow shall be extended for such period of time, not exceeding fifteen (15) business days beyond the date on which Buyer shall have elected option (y), as Buyer may require to pursue such option. If Buyer elects option (y), but is unsuccessful in causing the aforesaid policy of title insurance to be issued within the aforesaid 15-business-day period, or if Buyer elects option (z), then, in either such event, the Escrow shall terminate without further liability on the part of either party (except that Buyer's obligations under Paragraph 8(c) shall survive such termination), all documents and moneys deposited therein by either party shall be returned to such party, and Buyer and Seller shall pay equally any escrow cancellation charges for escrow work done to the date of termination.

          8.   Contingent Matters

               (a) Contingency Period. Buyer shall have the right to perform and/or cause qualified professionals to perform such soils studies, environmental studies, surveys, structural inspections, engineering analyses, and other inspections, analyses and studies (collectively, "inspections") regarding the Subject Property as Buyer may deem necessary or desirable. If Buyer deems the results of the inspections unacceptable to Buyer, in Buyer's reasonable judgment, Buyer shall have the right to terminate the Escrow at any time prior to expiration of the Contingency Period without further liability on the part of either party (except that Buyer's obligations under paragraph 8(c) shall survive such termination), all documents and moneys deposited therein by either party shall be returned to such party, and Buyer shall pay any escrow cancellation charges for escrow work done to the date of termination. The period (the "Contingency Period") to conduct such inspections shall expire thirty (30) days after the Escrow Opening Date. After expiration of the Contingency Period Buyer shall not have the right to terminate this Escrow for any reason other than a material default by Seller (except as otherwise provided in Paragraphs 6 and 7 hereof).

               (b) Plans and Survey. Not more than five (5) days after the Escrow Opening Date, Seller shall furnish to Buyer a copy of "as built" plans (the "Plans") for the building located on the Subject Property if any such plans are in the possession or under the control of Seller. Additionally, Buyer, at Buyer's sole cost and expense, may obtain a survey (the "Survey") of the Subject Property from a licensed engineer or surveyor. If Buyer deems the Plans and/or the Survey unacceptable to Buyer, in Buyer's reasonable judgment, Buyer shall have the right to terminate the Escrow prior to the expiration of the Contingency Period as provided in the foregoing subparagraph (a).

               (c) Access to Property. Seller, upon reasonable advance notice from Buyer, shall make the Subject Property available for inspection pursuant to subparagraph (a) hereof; provided, however, that, prior to any entry onto the Subject Property for purposes of any such inspection by Buyer or any agent, employee, contractor, subcontractor or other representative of Buyer which involves physical testing of the Subject Property (e.g., soil borings, concrete corings, etc.), Buyer shall furnish Seller with evidence satisfactory to Seller that Buyer (or a contractor or subcontractor of Buyer) has in effect, and will have in effect at all relevant times, with a reputable insurance company licensed to do business in State of California, a policy of public liability insurance, with a combined single limit of liability of not less than $1,000,000 that names Seller as an additional insured thereunder and provides coverage to Seller with respect to any claims that may be asserted against Seller by reason of any bodily injury or property damage that may occur in connection with any act or omission of Buyer or any agent, employee, contractor, subcontractor or other representative Buyer on or about the Subject Property in the course or as a result of any such physical testing of the Subject Property by Buyer or any agent, employee, contractor, subcontractor or other representative of Buyer or in the course or as a result of any activity in connection therewith or any condition created thereby. In addition, and apart from such insurance, Buyer shall indemnify, defend (with counsel reasonably satisfactory to Seller) and hold Seller harmless against any loss or damage to, or claim of lien upon, the Subject Property or any liability to any party for personal injury or property damage that may result from any inspection or any act or omission of Buyer or any agent, employee, contractor, subcontractor or other representative of Buyer in connection therewith.

          9. Closing Date. Except as otherwise provided herein, and unless you are otherwise instructed jointly by the parties in writing, the sale and purchase of the Subject Property shall be consummated through the Escrow (a) ninety (90) days after the Escrow Opening Date or
(b) such later date, if any, as may be required in order to give effect to the provisions of Paragraph 6 (pertaining to the Title Report), or Paragraph 7 (pertaining to the issuance of a policy of title insurance). Notwithstanding the foregoing, Seller shall have the right to extend the Escrow for an additional period of sixty (60) days upon prior written notice to Buyer and to you given not less than five (5) days prior to the previously scheduled Closing Date. The day on which the sale and purchase of the Subject Property hereunder shall be consummated is herein referred to as "the Closing Date."

          10. Closing of Escrow. Provided you have received the funds and documents that are to be delivered to you hereunder and are able to procure the policy of title insurance provided for in Paragraph 7, you are authorized and instructed to close the Escrow on the Closing Date by simultaneously doing the following:

               (a) Inserting into the appropriate spaces in the Grant Deed (to the extent not already inserted when the Grant Deed is delivered to you) the name of Buyer or any nominee named by Buyer pursuant to Paragraph 5;

               (b) Recording the Grant Deed and causing the same to be delivered to the grantee(s) thereunder;

               (c) Delivering to Seller your check (or wire-transferring funds as directed by Seller, if so requested by Seller, with any necessary information required in connection therewith being furnished to you by Seller) in an amount equal to (i) the Purchase Price, plus (ii) the amount of any other credits to the escrow account of Seller which are provided for herein or otherwise made by you hereunder, less only (iii) the amount of any charges to the escrow account of Seller which are expressly provided for herein. You are hereby instructed to issue and deliver separate checks to Mac Donald Construction and the Trust. The net proceeds of Escrow shall be allocated between Mac Donald Construction and the Trust in proportion to their respective percentage interests in the Subject Property. However, all funds needed to pay the balance (principal and interest) owed to IBG Palm Associates under its note secured by deed of trust covering the Subject Property shall be charged solely against that portion of the proceeds due Mac Donald Construction and the Trust shall bear none of the cost of such note;

               (d) Returning to Buyer funds equal to the amount of any unapplied credit remaining in Buyer's escrow account hereunder; and
               (e) Delivering to Buyer the original of the policy of title insurance provided for herein (after the same shall have been issued).
          11. Escrow Prorations. Under the terms of its existing lease covering the Subject Property, Buyer has the obligation to pay all property taxes. Accordingly, property taxes do not have to be prorated. You are instructed to prorate between Seller and Buyer, as of the Closing Date, any insurance of Seller assumed by Buyer and the rent due on the existing lease to Buyer. Prior to the Closing Date, Seller shall deliver to Escrow and to Buyer a statement of rent showing the date to which rent has been paid. Buyer agrees to make all rent and other payments due under its existing lease until the Close of Escrow.

          12. Payment of Closing Costs. You are instructed to charge the premium for the policy of title insurance that is to be issued in connection with this transaction (a) to Seller to the extent of the cost of CLTA owner's coverage with liability in the amount of the Purchase Price, and (b) to Buyer to the extent of any excess cost attributable to ALTA coverage and/or any endorsements requested by Buyer. You are instructed to charge Seller for the documentary transfer tax payable upon recordation of the Grant Deed and for one-half of your escrow fee. You are instructed to charge Buyer for the recording charges to record the Grant Deed and for one-half of your escrow fee. All other closing costs shall be allocated as is customary in Orange County.

          13. Incorporation of General Escrow Provisions. The general escrow provisions set forth in your printed standard-form escrow instructions, a copy of which provisions is attached hereto as Exhibit B, are hereby incorporated herein. In the event of any conflict between the provisions set forth herein and said general escrow provisions in your printed standard-form escrow instructions, the provisions set forth herein shall govern and take precedence.

          14.  Representations and Warranties.

               (a) Seller. (i) Mac Donald Construction is a corporation duly organized and validly existing under the laws of the State of California and has all necessary power to execute and deliver these Escrow Instructions and perform all of its obligations hereunder. The execution, delivery and performance of these Escrow Instructions have been duly authorized by all requisite action on the part of Mac Donald Construction and these Escrow Instructions constitute the legal, valid and binding obligation of Mac Donald Construction enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally. Neither the execution and delivery of these Escrow Instructions by Mac Donald Construction nor the performance of its obligations hereunder will conflict with, result in the violation of, or constitute a default under, any provision of Mac Donald Construction's articles of incorporation or by-laws as amended to date, any order or decree of any court or governmental entity relating to Mac Donald Construction, any indenture, mortgage or other agreement or instrument to which Mac Donald Construction is a party or by which Mac Donald Construction may be bound, or, to the best of Mac Donald Construction's knowledge, any law, ordinance or regulation.
               (ii) The Trust is a testamentary trust created under the laws of the State of California and the Trustees thereof have all necessary power to execute and deliver these Escrow Instructions and perform all of their obligations hereunder. These Escrow Instructions constitute the legal, valid and binding obligation of the Trust enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally. Neither the execution and delivery of these Escrow Instructions by the Trustees of the Trust nor the performance of their obligations hereunder will conflict with, result in the violation of, or constitute a default under, the trust instrument or court order creating the Trust, any order or decree of any court or governmental entity relating to the Trust, any indenture, mortgage or other agreement or instrument to which the Trustees are a party or by which the Trustees may be bound, or, to the best of Trustees' knowledge, any law, ordinance or regulation.
               (iii) There are no pending or, to the best of Seller's knowledge, any contemplated actions, suits, arbitrations, claims or proceedings, at law or in equity, affecting all or any portion of the Subject Property or in which Seller is or will be a party by reason of Seller's ownership of the Subject Property, including, but not limited to, judicial, municipal, or administrative proceedings in eminent domain or alleged building code, health and safety or zoning violations, alleged to have occurred on the Subject Property or by reason of the condition or use of the Subject Property.

               (iv) Seller has not received any written notice of any eminent domain, environmental, zoning or other land use regulation proceedings adversely affecting the Subject Property or any part thereof. Seller has not received any written notice of any special assessment proceedings affecting the Subject Property.
               (v) There are no leases, contracts or agreements affecting the Subject Property that have been entered into by Seller other than the current lease to Buyer.

               (b) Buyer. Buyer is a corporation duly organized and validly existing under the laws of the State of California and has all necessary power to execute and deliver these Escrow Instructions and perform all of its obligations hereunder. The execution, delivery and performance of these Escrow Instructions have been duly authorized by all requisite action on the part of Buyer and these Escrow Instructions constitute the legal, valid and binding obligation of Buyer enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally. Neither the execution and delivery of these Escrow Instructions by Buyer nor the performance of its obligations hereunder will conflict with, result in the violation of, or constitute a default under, any provision of Buyer's articles of incorporation or by-laws as amended to date, any order or decree of any court or governmental entity relating to Buyer, any indenture, mortgage or other agreement or instrument to which Buyer is a party or by which Buyer may be bound, or, to the best of Buyer's knowledge, any law, ordinance or regulation.

          15. Incorporation of Exhibits. All exhibits referenced herein as being attached hereto are hereby incorporated herein and made a part hereof as though set forth herein verbatim.

          16. Condemnation of Subject Property. If, at any time prior to the close of Escrow, title to all or a material part of the Subject Property is taken by eminent domain, or proceedings for such taking are formally commenced (by means, specifically, of the obtaining of a court order for immediate possession, the adoption of an official resolution of condemnation or the making of a statutory offer of compensation based on an appraisal) by any governmental authority having the power of eminent domain, or all or a material part of the Subject Property is destroyed by any cause whatsoever, then Buyer shall have the option to terminate this transaction by giving written notice to you and Seller of an election to do so within fifteen (15) days after the occurrence of such taking by eminent domain, or such formal commencement of proceedings for such a taking or the occurrence of such destruction. If Buyer exercises an option (if applicable) to terminate this transaction pursuant to the first sentence of this paragraph, then the Escrow shall terminate without further liability on the part of either party (except that Buyer's obligations under Paragraph 8(c) shall survive such termination), all documents and moneys deposited therein by either party shall be returned to such party, and Buyer and Seller shall pay equally any escrow cancellation charges for escrow work done to the date of termination. If there is a taking by eminent domain or the formal commencement of proceedings for such a taking or destruction of the Subject Property, as contemplated above, and, in any case, Buyer does not exercise the option to terminate this transaction pursuant to the first sentence of this paragraph, then the Escrow shall close on the Closing Date, in accordance with the terms hereof, without any reduction of the Purchase Price hereunder, and any applicable eminent domain compensation or insurance proceeds, if any, shall be released (or assigned if not yet collected) to Buyer through the Escrow. In the event that, prior to the close of Escrow, title to a part of the Subject Property that is less than all or a material part thereof is taken by eminent domain, or proceedings for such a taking are formally commenced, or less than all or a material part of the Subject Property is destroyed, this transaction shall proceed in accordance with its terms, and the Escrow shall be closed on the Closing Date in accordance with the terms hereof, without any reduction of the Purchase Price hereunder, provided only that any applicable eminent domain compensation or insurance proceeds, shall be released (or assigned if not yet collected) to Buyer through the Escrow. The provisions of this paragraph are not intended to release the parties from their respective obligations regarding condemnation or destruction of the Subject Property set forth in the existing lease.

          17. Additional Covenants and Agreements. The following provisions deal with matters of agreement between Seller and Buyer with respect to which you shall have no responsibility and with which you need not be concerned:

               (a) SELLER'S DISCLAIMER OF WARRANTIES. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, IT IS AGREED THAT THE SUBJECT PROPERTY SHALL BE CONVEYED BY SELLER AND ACCEPTED BY BUYER AS IS AND WITH ALL FAULTS AND THAT SELLER IS MAKING NO REPRESENTATIONS OR WARRANTIES REGARDING THE CONDITION OF TITLE TO THE SUBJECT PROPERTY, NOR REGARDING THE DEVELOPMENT POTENTIAL OF THE SUBJECT PROPERTY OR ITS SUITABILITY FOR ANY PARTICULAR USE OR PURPOSE, NOR REGARDING COMPLIANCE OF THE SUBJECT PROPERTY OR THE USE THEREOF WITH ANY APPLICABLE ZONING, ENVIRONMENTAL, HAZARDOUS WASTE OR OTHER LAWS OR ORDINANCES, NOR REGARDING THE PHYSICAL CONDITION OF THE SUBJECT PROPERTY, INCLUDING SOILS AND GEOLOGY, OR OF ANY STRUCTURES OR OTHER IMPROVEMENTS CONSTITUTING A PART THEREOF, NOR REGARDING THE SIZE OR DIMENSIONS OF THE SUBJECT PROPERTY, NOR REGARDING ANY LICENSES OR PERMITS THAT BUYER MAY NEED TO OBTAIN IN ORDER TO OWN, LEASE OR USE THE SUBJECT PROPERTY IN ACCORDANCE WITH ITS EXISTING OR ANY CONTEMPLATED USES, NOR REGARDING WHETHER THE SUBJECT PROPERTY MAY BE SITUATED IN AN EARTHQUAKE FAULT ZONE AS DESIGNATED UNDER SECTIONS 2621-2625, INCLUSIVE, OF THE CALIFORNIA PUBLIC RESOURCES CODE, NOR REGARDING WHETHER THE SUBJECT PROPERTY MAY BE SITUATED IN A FLOOD HAZARD ZONE AS DESIGNATED ON ANY SPECIAL FLOOD ZONE AREA MAP OF THE DEPARTMENT OF HOUSING AND URBAN DEVELOPMENT, NOR REGARDING ANY OTHER MATTER OR THING WHATSOEVER, IT BEING UNDERSTOOD THAT BUYER HAS OBTAINED OR WILL OBTAIN ITS OWN INDEPENDENT ASSURANCES AS TO ALL SUCH MATTERS TO SUCH EXTENT AS BUYER, IN ITS DISCRETION, HAS DEEMED NECESSARY OR APPROPRIATE. BUYER ACKNOWLEDGES THAT IT IS ENTERING INTO

THIS PURCHASE ON THE BASIS OF BUYER'S OWN INVESTIGATION OF THE CONDITION OF THE SUBJECT PROPERTY, AND BUYER ASSUMES THE RISK THAT ADVERSE CONDITIONS MAY NOT HAVE BEEN REVEALED BY ITS OWN INVESTIGATION. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, BUYER FURTHER ACKNOWLEDGES THAT SELLER, SELLER'S AGENTS AND OTHER PERSONS ACTING ON BEHALF OF SELLER, HAVE MADE NO REPRESENTATION OR WARRANTY OF ANY KIND IN CONNECTION WITH ANY MATTER RELATING TO THE CONDITION, VALUE, FITNESS OR USE OF THE SUBJECT PROPERTY UPON WHICH BUYER HAS RELIED DIRECTLY OR INDIRECTLY FOR ANY PURPOSE. BUYER HEREBY WAIVES, RELEASES, REMISES, ACQUITS AND
FOREVER DISCHARGES SELLER, AND SELLER'S AGENTS OR ANY OTHER PERSON ACTING ON BEHALF OF SELLER, OF AND FROM ANY CLAIMS, ACTIONS, CAUSES OF ACTION, DEMANDS, RIGHTS, DAMAGES, LIABILITIES, COSTS, EXPENSES OR COMPENSATION WHATSOEVER, DIRECT OR INDIRECT, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, WHICH BUYER NOW HAS OR WHICH MAY ARISE IN THE FUTURE ON ACCOUNT OF OR IN ANY WAY CONNECTED WITH THE CONDITION OF THE SUBJECT PROPERTY OR ANY LAW OR REGULATION APPLICABLE THERETO. IN CONNECTION
WITH THE FOREGOING RELEASE, BUYER HEREBY WAIVES THE BENEFITS OF SECTION 1542 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA WHICH PROVIDES AS
FOLLOWS: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN ITS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

               (b) Survival of Representations, Warranties and Covenants. All covenants made by each party hereunder, that, by their terms, are to be wholly or partly performed after the Closing Date, and all representations and warranties and disclaimers thereof made by each party hereunder, shall survive the consummation of the sale and purchase of the Subject Property hereunder and shall continue thereafter to be fully effective and binding in accordance with their terms.

               (c) Attorneys' Fees. In the event either party commences an action to determine or enforce such party's legal rights arising hereunder or in connection herewith, the prevailing party in such action (as determined by the court) shall be entitled to recover therein such reasonable attorneys' fees and costs as the prevailing party may incur in connection therewith.

               (d) Time of the Essence. Time is of the essence in the performance of all obligations and the satisfaction of all conditions set forth herein.

               (e) Construction. Neither these Escrow Instructions nor any provision thereof shall be construed or interpreted against any party on the basis that such party or such party's attorney drafted the Escrow Instructions or provisions.

               (f) Joint and Several Liability. In the event that any party hereto comprises more than one person or entity, all such persons and entities shall be jointly and severally liable for the performance of all obligations of such party hereunder.

               (g) Amendments. These Escrow Instructions and the contract of purchase and sale between the parties embodied herein may be amended only by means of a writing signed by both parties hereto.

               (h) Successors and Assigns. These Escrow Instructions shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.

               (i) Governing Law. These Escrow Instructions and the rights of the parties hereunder shall be governed by the laws of the State of California.

          18. Exchange. Buyer agrees to accommodate Seller (or either of them) in effecting a tax deferred exchange, including but not limited to a non-simultaneous exchange, under Internal Revenue Code Section 1031 so long as such exchange shall be at no cost or expense to Buyer.
Seller (or either of them) shall have the right, expressly reserved here, to elect this tax-deferred exchange at any time before the Closing; however, Seller and Buyer agree that consummation of this transaction is not conditioned on the exchange. If Seller (or either of them) elects to effect a tax-deferred exchange, Buyer agrees, subject to its reasonable approval, to execute additional escrow instructions, documents, agreements or instruments to effect the exchange. In no event, however, shall Buyer be required to make a total cash payment for the exchange property, including all costs and expenses of that purchase, in excess of the cash payment that would otherwise have been made to the Seller had Buyer completed the purchase of the Subject Property from Seller without participating in an exchange, nor shall Buyer be required to assume any obligation, promissory note or other evidence of indebtedness in connection with the acquisition of exchange property which would impose any personal liability on Buyer for its payment. Seller agrees to indemnify, defend (with counsel reasonably satisfactory to Buyer) and hold Buyer harmless from any liability, damages or costs of whatsoever kind or nature that may arise from Buyer's participation in the exchange.

          19. Commissions. Buyer and Seller each represent and warrant to each other that they have not retained a real estate broker or finder in connection with this transaction. Each party hereto hereby agrees that any obligations undertaken by such party to pay any brokers' commissions, finders' fee or similar compensation in connection with this transaction shall be the obligation and responsibility of such party alone, and such party hereby agrees to defend and indemnify the other party hereto and the other party's successors and assigns against any such obligation and responsibility and against any loss, liability, damage or expense (including reasonable attorneys' fees and expenses) that may result from any assertion thereof or claim therefor.

          20. Notices. Any notice or other communication (hereinafter, "notice") that either party hereto may desire or be required to give to the other party, or to you, as escrow holder of the Escrow, hereunder or in connection herewith shall be in writing and may be delivered by means of a messenger service, a national courier service or mail.

          Any notice delivered by means of a messenger service shall be delivered in hand to the party to be notified or to any receptionist or other person of suitable age and discretion that may be found at the principal business office of such party or at the address for giving national-courier-service notices to such party hereunder and shall be deemed given when so delivered, or when the party to be notified or a receptionist or other person of suitable age and discretion found at the principal business office of such party or at the address for giving national-courier-service notices to such party hereunder refuses delivery thereof during business hours on a business day.

          Any notice delivered by means of a national courier service shall be sent by means of the "next-day" or "next-business-day" delivery service of such courier service and shall be deemed given on the first business day on which it would normally be expected to be in the hands of the addressee pursuant to such service.

          Any notice delivered by mail shall be sent by certified or registered mail, return receipt requested, and shall be deemed given on the third day following the date of deposit of such notice in the U. S. mails, with all postage and fees prepaid, (or, if such third day is not a business day on which mails are delivered by the Postal Service, then on the next business day thereafter on which mails are so delivered).

          Any notice delivered by courier service or mail shall be addressed as follows:

          If to Seller:

               G.A. Mac Donald Construction Co. Inc.
               3429 Ocean View Boulevard
               Glendale, California  91208

               With a simultaneous copy being sent in the same manner to:

               Carlo Sima, Esq.
               Parker, Milliken, Clark, O'Hara & Samuelian
               333 South Hope Street, Suite 2700
               Los Angeles, California 90071

If to Buyer:

               Simpson Manufacturing Co. Inc.
               4637 Chabot Drive
               Suite 200
               P.O. Box 10789
               Pleasanton, California  94588-0789
               Attn:  Steve Lamson

               With a simultaneous copy being sent in the same manner to:

               Adam K. Elsesser, Esq.
               Shartsis, Friese & Ginsburg
               One Maritime Plaza, 18th Floor
               San Francisco, California  94111

          If to you, as escrow holder of the Escrow, to your address set forth on the first page hereof.

          Any address for notice to a party may be changed at any time by written notice given to the other party and to you in the manner provided for above. For purposes hereof, the term, "business day" shall mean any Monday through Friday, except for legal holidays observed in the locality of the addressee of a notice, and the term, "business hours" shall mean the hours of 9:00 a.m. to 5:00 p.m., local time of the addressee of a notice.

          21. Counterparts. Subject to the provisions of Paragraph 1 regarding conditions precedent to the effectiveness of these Escrow Instructions, these Escrow Instructions may be executed in counterparts, each of which shall be deemed an original hereof, binding upon the party whose signature appears thereon, and all of which together shall constitute one and the same Agreement.

          IN WITNESS WHEREOF, the parties have caused these Escrow Instructions to be executed as of the 16th day of August, 1996.

                         G.A. MAC DONALD CONSTRUCTION CO. INC.



                         By
                         --------------------------------------
                           Its
                         --------------------------------------


                         --------------------------------------
                         JEAN A. MAC DONALD, Trustee Under The
                         Will of Gordon A. Mac Donald, Deceased



                         --------------------------------------
                         SCOTT A. MAC DONALD, Trustee Under The
                         Will of Gordon A. Mac Donald, Deceased

                                         "Seller"


                         SIMPSON MANUFACTURING CO., INC.



                         By /s/Steve Lamson
                            -----------------------------------
                           Its CFO
                               --------------------------------

                                         "Buyer"

PARCEL 2, IN THE CITY OF BREA, COUNTY OF ORANGE, STATE OF CALIFORNIA, AS SHOWN ON A MAP FILED IN BOOK 241, PAGES 34, 35 AND 36 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT THEREFROM A FIFTY (50) PERCENT OF ALL OIL, GAS AND HYDROCARBON SUBSTANCES IN AND UNDER SAID PROPERTY, AS GRANTED TO MRS. L. E. WELLER, IN DEED RECORDED MAY 23, 1958 IN BOOK 4294, PAGE 486, OFFICIAL RECORDS, BUT WITHOUT THE RIGHT OF SURFACE ENTRY TO A DEPTH OF 500 FEET, AS RELEASED BY DEED DATED JUNE 19, 1963 AND RECORDED JULY, 1963 IN BOOK 6613, PAGE 540, OFFICIAL RECORDS.

                   Standard Escrow Provisions
                        (To Be Attached)